Exhibit 4.6

EXECUTION COPY

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 27, 2007, among NCO Group, Inc., a Pennsylvania corporation (the “Company”) and The Bank of New York, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of November 15, 2006 providing for the issuance of 11.875% Senior Subordinated Notes due 2014 (the “Notes”);

WHEREAS, Section 9.01(8) of the Indenture permits the Company to amend the Indenture without notice to or consent of any Holder to make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder; and

WHEREAS, the Board of Directors has determined in good faith that the amendment to the Indenture set forth in Section 2 hereof does not materially and adversely affect the rights of any Holder; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENT. At the Effective Time (as defined herein), Section 5.01(a)(3) of the Indenture shall be amended as follows:

“(3) either (A) immediately after giving effect to such transaction on a pro forma basis the Company (or the Surviving Person, if applicable) could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.09(a) hereof, or (B) the Company (or the Surviving Person, if applicable) would, immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four quarter period, have a Fixed Charge Coverage Ratio of not less than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;”

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3. EFFECTIVE TIME. For purposes of this Supplemental Indenture, the “Effective Time” shall mean 10:00 a.m. New York City time on the date first written above.

4. NOTICES. All notices or other communications to the Company shall be given as provided in Section 13.02 of the Indenture.

5. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

6. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements contained herein are deemed to be those of the Company.

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WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

NCO GROUP, INC.

By:	/s/ John R. Schwab
Name:	John R. Schwab
Title:	CFO

AC FINANCIAL SERVICES, INC.
FCA FUNDING, INC.
NCOCRM FUNDING, INC.
NCO FUNDING, INC.
NCO HOLDINGS, INC. F/K/A MANAGEMENT
ADJUSTMENT BUREAU FUNDING, INC.
NCO PORTFOLIO MANAGEMENT, INC. F/K/A
NCPM ACQUISITION CORPORATION
NCOP FINANCING, INC.
NCO GROUP INTERNATIONAL, INC.
ALW INVESTMENT COMPANY, INC.

By:	/s/ Gail Susan Ball
Name:	Gail Ball
Title:	Vice President and Treasurer

RMH TELESERVICES ASIA PACIFIC, INC.

By:	/s/ Gail Susan Ball
Name:	Gail Ball
Title:	Vice President

[Signature page to Senior Subordinated Notes Second Supplemental Indenture]

NCOP SERVICES, INC.
NCOP NEVADA HOLDINGS, INC.
NCOP/MARLIN, INC.
NCOP STRATEGIC PARTNERSHIP, INC.
NCOP I, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP II, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP III, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP IV, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP V, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP VI, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP VII, INC. D/B/A NCO PORTFOLIO MANAGEMENT
NCOP VIII, LLC

By:	/s/ Al Zezulinski
Name:	Al Zezulinski
Title:	Chief Executive Officer

ASSETCARE, INC.

By:	/s/ John Schwab
Name:	John Schwab
Title:	Chief Financial Officer and Treasurer

[Signature page to Senior Subordinated Notes Second Supplemental Indenture]

COMPASS INTERNATIONAL SERVICES CORPORATION
NCO ACI HOLDINGS, INC. F/K/A ASSETCARE, INC.
COMPASS TELESERVICES, INC.
NCOP CAPITAL RESOURCE, LLC
NCO FINANCIAL SYSTEMS, INC.
NCO TELESERVICES, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Executive Vice President, Chief Financial Officer and Treasurer

JDR HOLDINGS, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Treasurer

NCO CUSTOMER MANAGEMENT, INC. F/K/A RMH TELESERVICES, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Chief Financial Officer and Treasurer

[Signature page to Senior Subordinated Notes Second Supplemental Indenture]

NCO SUPPORT SERVICES, LLC

By:	NCO Financial Systems, Inc., its sole member

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Executive Vice President, Chief Financial Officer and Treasurer

FCA LEASING, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Assistant Secretary

THE BANK OF NEW YORK as Trustee

By:	/s/ Mary LaGumina
Name:	Mary LaGumina
Title:	Vice President

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[Signature page to Senior Subordinated Notes Second Supplemental Indenture]